Exhibit 10.13

STOCK PURCHASE AGREEMENT

For the purchase of

Common Stock Representing 14.95951868% of the Outstanding Stock of

CAI INTERNATIONAL, INC.

Between

HIROMITSU OGAWA (as Seller)

and

DBJ VALUE UP FUND (as Purchaser)

FEBRUARY 16, 2007

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of February 16, 2007, by and among Hiromitsu Ogawa (“Seller”), DBJ Value Up Fund, a Japanese partnership (“DBJ”) and CAI International, Inc. a Delaware corporation (the “Company”). The Company was formerly known as “Container Applications International, Inc.”, and changed its name to “CAI International, Inc.” on February 2, 2007, at the time it reincorporated in the State of Delaware.

SECTION 1

Sale of Common Stock.

1.1 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, DBJ agrees to purchase and the Seller agrees to sell to DBJ, 4,028 shares of the Company’s Common Stock (the “Shares”), at a cash purchase price of $26,927,133 (the “Purchase Price”), payable in an initial payment (“Initial Payment”) of $20,943,326 and, as provided Section 1.2 a deferred payment (the “Deferred Payment”) of up to $5,983,807. The Purchase Price shall be paid in United States Dollars. The Purchase Price is based on an agreed equity value of the Company of $200,000,000, with a 10% discount that Seller has agreed to provide to DBJ to reflect the large block sale, and the fact that the Shares are presently not publicly tradable.

Payments of the Initial Payment and Deferred Payment shall be made by wire transfer to:

Hiromitsu Ogawa

Account #13295-41137

Bank of America

555 California Street, 7th Floor

San Francisco, California 94104

ABA # 0260-0959-3

Swift Code: BOFAUS3N

All wire transaction fees incurred in connection with this Agreement in connection with the receipt of the wire transfer shall be paid by Seller, and all wire transaction fees incurred in connection with the sending of the wire shall be paid by DBJ.

1.2 Timing of Payments. The Initial Payment shall be paid at the Closing (as herein after defined), upon satisfaction of the closing conditions set forth in Section 5. The Deferred Payment shall be payable within thirty (30) days following the closing of the initial public offering of the

Company’s common stock (the “IPO”). The amount of the Deferred Payment that shall be paid by DBJ will be based on the Company’s Whole Equity Value (as hereinafter defined) that is reflected in the pricing of the IPO.

(a) If the IPO is priced to reflect a Whole Equity Value of $200,000,000 or more, DBJ shall pay the entire Deferred Payment of $5,983,807.

(b) If the IPO is priced to reflect a Whole Equity Value of less than $200,000,000, but more than $155,555,556, DBJ shall pay to Seller a portion of the Deferred Payment equal to the product obtained by multiplying: (i) $5,983,807, by (ii) the fraction obtained by dividing (yy) the Whole Equity Value of the Company minus $155,555,556, by (zz) $44,444,444.

(c) If the IPO is priced to reflect a Whole Equity Value of less than $155,555,556, DBJ shall not be required to pay any portion of the Deferred Payment, and the Initial Payment shall constitute payment in full for the Shares.

“Whole Equity Value” shall equal the remainder obtained by subtracting:

(a) The gross proceeds received by the Company from the IPO (prior to payment of underwriter’s discount), from

(b) the product obtained by multiplying: (i) the price per share at which stock of the Company is sold to the public in the IPO, by (ii) the number of outstanding shares of the Company on the closing date of the IPO (calculated on a “fully-diluted” basis, and after giving effect to the shares sold in the IPO and any options issued under the Stock Plan described in Section 3.2(b)(ii)).

SECTION 2

Closing Dates and Delivery.

2.1	Closing.

(a) The purchase and sale of the Shares shall take place at a closing (the “Closing”), which shall take place at the offices of Perkins Coie LLP at Four Embarcadero Center, 24th Floor, San Francisco, California, at 10:00 a.m. local time on February 20, 2007, or such other date or place as the Seller and DBJ may agree.

(b) At the Closing, the Company will deliver to DBJ a certificate registered in DBJ’s name representing 4,028 Shares against payment of the Initial Payment portion of the Purchase Price, by wire transfer in accordance with the Seller’s instructions

SECTION 3

Representations and Warranties by the Seller.

Seller hereby represents and warrants to DBJ as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business as now conducted (a “Material Adverse Effect”).

3.2 Capitalization. The authorized capital stock of the Company consists of 200,000 shares of Common Stock, of which 25,200 shares are issued and outstanding and 2,652 shares of Preferred Stock, all of which are designated Series A Preferred and 1,726 of which are issued and outstanding. The Common Stock and the Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation (the “Certificate”), a true and complete copy of which is attached as Exhibit A hereto. The Shares represent approximately 14.95951868% of the outstanding stock of the Company (determined as of the Closing), with preferred stock included in the calculation on an “as-converted” basis.

(a) The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

(b) The Company has reserved:

(i) 1,726 shares of Common Stock for issuance upon conversion of the Series A Preferred; and;

(ii) 1,700 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2007 Equity Incentive Plan (the “Stock Plan”), under which no options to purchase shares or stock grants are issued or outstanding under the Stock Plan as of the date of this Agreement.

(c) The outstanding shares of Common Stock and Preferred Stock are owned by the shareholders and in the numbers specified in Exhibit B, attached hereto.

(d) Except for the conversion privileges of the Series A Preferred and options that may be issued under the Company’s Stock Plan, there are no options, warrants or other rights to purchase any of the Company’s authorized and unissued capital stock.

3.3 No Liens. The Shares that are being purchased by DBJ hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, shall be free and clear of any liens or encumbrances.

3.4 Financial Statements. The Company has delivered to the DBJ its audited balance sheet and statement of operations for the period ended December 31, 2005 and its unaudited balance sheet and statement of operations for the period ended December 31, 2006 (the “Financial Statements”). The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated therein. The audited Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the period indicated, except as disclosed therein. The unaudited Financial Statements do not contain additional financial statements and footnotes required under GAAP, and are subject to normal year-end adjustments.

3.5 Changes. To Seller’s knowledge, since the date of most recent financial statements there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business, that has had a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect;

3.6 Registration and Voting Rights. Except as set forth in the Rights Agreement (as hereinafter defined), the Company is presently not under any obligation and has not granted any rights to register under the Securities Act of 1933, as amended, or any successor law, and the rules and regulations of the United Stated Securities and Exchange Commission thereunder (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission thereunder (the “Exchange Act”) any of its presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Voting Agreement (as hereinafter defined), no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

3.7 Disclosure. The Company has filed all registration statements, proxy statements and other reports required to be filed by it under the Securities Act and the Exchange Act, and all amendments thereto, including the Company’s Registration Statement on Form S-1 which was filed with the United States Securities and Exchange Commission on February 7, 2007 (collectively, the “Commission Documents”); and the Seller has furnished the Purchaser correct and complete copies of all Commission Documents, each as filed with the United States Securities and Exchange Commission, from and after February 7, 2007. To the Seller’s knowledge, the Commission Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made and are in compliance in all material respects with the requirements of their respective report form. The Seller does not represent or warrant that the Company will achieve any financial projections provided to the DBJ and represents only that such projections were prepared in good faith. The Seller hereby represents and agrees to take all actions as may be necessary to comply with United States securities laws applicable to the sale and to enable DBJ to obtain the ownership of the Shares.

3.8 Brokers or Finders. The Seller has not engaged any brokers, finders or agents in connection with its sale of the Shares.

SECTION 4

Representations and Warranties by DBJ.

DBJ hereby represents and warrants to the Seller as follows:

4.1 No Registration. DBJ understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such DBJ’s representations as expressed herein or otherwise made pursuant hereto.

4.2 Investment Intent. DBJ is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act, and DBJ has no present intention of selling, granting any participation in, or otherwise distributing the same. DBJ further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares.

4.3 Investment Experience. DBJ is an institutional investor with substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company.

4.4 Access to Data. DBJ has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreements, the Commission Documents, the exhibits and schedules attached to this Agreement and the transactions contemplated by this Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. DBJ acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

4.5 Residency. DBJ is a partnership formed under the laws of Japan, with its principal place of business in Japan.

4.6 Shares not Publicly Tradable. DBJ acknowledges that the Shares have not been Registered under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

4.7 Brokers or Finders. DBJ has not engaged any brokers, finders or agents in connection with its purchase of the Shares.

4.8 Legends. DBJ understands and agrees that the certificates evidencing the Shares to be delivered at the Closing shall bear the following legend (in addition to any legend required by the Rights Agreement or under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.9 Compliance with Law. (a) DBJ hereby represents that DBJ is satisfied as to the full observance of the laws of Japan in connection with the purchase of the Shares, including (i) the legal requirements within Japan for the purchase of Shares, (ii) any Japanese foreign exchange restrictions applicable to such purchase, and (iii) any governmental or other consents that may need to be obtained under the laws of Japan. DBJ’s subscription and payment for, and such DBJ’s continued ownership of, the Shares will not violate any applicable securities or other laws of Japan.

(b) DBJ hereby agrees to take all actions as may be necessary to comply with United States securities laws applicable to the purchase and ownership of the Shares.

SECTION 5

Conditions to DBJ’s Obligations to Close.

DBJ’s obligation to purchase the Shares is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by DBJ:

5.1 Representations and Warranties. The representations and warranties made by the Seller in Section 3 shall be true and correct in all material respects as of the date of such Closing.

5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Seller on or prior to the Closing shall have been performed or complied with in all material respects.

5.3 Registration Rights Agreement. The Company, the Seller and DBJ shall have executed and delivered the Amended and Restated Registration Rights Agreement in the form of Exhibit C (the “Rights Agreement”).

5.4 Voting Agreement. The Company, the Seller and DBJ shall have executed and delivered the Voting Agreement in the form of Exhibit D (the “Voting Agreement”).

5.5 Secretary’s Closing Certificate. The Company shall have delivered to a certificate of the Company executed by the Company’s Secretary, in substantially the form attached hereto as Exhibit E, attaching and certifying to the truth and correctness of (1) the Certificate, (2) the Bylaws and (3) the board and stockholder resolutions adopted in connection with the transactions contemplated by this Agreement.

SECTION 6

Conditions to Seller’s Obligation to Close.

Seller’s obligation to sell the Shares is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Seller:

6.1 Representations and Warranties. The representations and warranties made by DBJ in such Closing in Section 4 shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the date of such Closing.

6.2 Compliance with Securities Laws. The Seller shall be satisfied that the offer and sale of the Shares shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws.

6.3 Rights Agreement. The Company, the Seller and DBJ shall have executed and delivered the Rights Agreement.

6.4 Voting Agreement. The Company, the Seller and DBJ shall have executed and delivered the Voting Agreement.

6.5 Proceedings and Documents. All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Seller, and the Seller shall have been furnished with such instruments and documents as the Seller shall have reasonably requested.

SECTION 7

Miscellaneous.

7.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Seller and DBJ.

7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to DBJ, to:

DBJ Value Up Fund 1-9-1, Otemachi, Chiyoda-ku, Tokyo 100-0004 JAPAN Attention: Kazuhiro Takahashi Director General of Planning Department of Investment Banking Fax No.: +81-3-3270-3365

(b) if to Seller, to:

Mr. Hiromitsu Ogawa c/o CAI International, Inc. One Embarcadero Center, Suite 2101 San Francisco, CA 94111 Fax No.: (415) 788-3430

(c) if to the Company, to:

Mr. Masaaki Nishibori c/o CAI International, Inc. One Embarcadero Center, Suite 2100 San Francisco, CA 94111 Fax No.: (415) 788-3430

With a copy to:

Perkins Coie LLP 101 Jefferson Drive Menlo Park California, 94125 Attention: Edward Wes Fax No.: (650) 838-4350

7.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York, without regard to principles of conflicts of law.

7.4 Expenses. Except as set forth in Section 1.1 with respect to wire transaction fees, the Seller and DBJ shall each pay their own expenses in connection with the transactions contemplated by this Agreement. The Seller will be paid his expenses from the Company.

7.5 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for one year from the date of the Closing.

7.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.7 Entire Agreement. This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in New York City in the State of New York (or in the event of exclusive federal jurisdiction, the courts of the Southern District of New York).

7.12 Further Assurances. Each party hereto agrees to execute and deliver, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

(The remainder of this page is left intentionally blank.)

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

“SELLER”

/s/ Hiromitsu Ogawa
(Signature of Hiromitsu Ogawa)

“DBJ”

DBJ VALUE UP FUND a Japanese partnership

By:	/s/ Masaski Kumagne
Name:	Masaski Kumagne
Title:	President

“COMPANY”

CAI INTERNATIONAL, INC. a Delaware corporation

By:	/s/ Masaaki Nishibori
Name:	Masaaki Nishibori
Title:	Chief Executive Officer

(Signature Page to Stock Purchase Agreement)

SCHEDULE OF EXHIBITS

A	Certificate of Incorporation
B	Holders of the Company’s Common and Preferred Stock
C	Registration Rights Agreement
D	Voting Agreement
E	Secretary’s Closing Certificate

EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

CAI INTERNATIONAL, INC.

ARTICLE I

NAME

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

CAI International, Inc.

ARTICLE II

REGISTERED OFFICE

The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name and address of the Registered Agent in charge thereof shall be Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

ARTICLE III

PURPOSE

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

STOCK

Section 1. Authorization. The Corporation shall be authorized to issue 202,652 shares of capital stock, of which 200,000 shares shall be shares of Common Stock, par value $0.0001 per share (“Common Stock”), and 2,652 shares shall be shares of Series A Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

Section 2. Rights and Restrictions. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the Preferred Stock are as follows:

1. Dividends and Distributions.

(a) Common Stock. At any time when any accrued dividends on the Preferred Stock remain unpaid or any shares of Preferred Stock to be redeemed pursuant to Section 3(b) are not fully redeemed on or after the date specified in Section 3(b) (whether or not such redemption is restricted by Section 3(e)), no distribution (as defined below) shall be made on or with respect to Common Stock without the written consent of all holders of Preferred Stock.

As used in this Section 1(a), “distribution” means the transfer of cash, obligations of the Corporation or property without consideration or at less than fair market value (but in such event only to the extent of the shortfall), whether by way of dividend or otherwise (except a dividend in shares of Common Stock of the Corporation), or the purchase or redemption of shares of the Corporation for cash, obligations of the Corporation or property.

(b) Preferred Stock. Dividends on the Preferred Stock shall accrue from day to day, whether or not declared and whether or not funds are legally available therefor, at the rate of ten and one half percent (10 1/2%) per share per year, and no more, based on the purchase price of the Preferred Stock of Four Hundred Ninety-Six Dollars and Eleven Cents ($496.11) per share (the “Original Issue Price”). The dividends accrued from June 1 of each calendar year (and for the first calendar year after issuance, the dividends accrued commencing on the original issue date of the Preferred Stock) through May 31 of the immediately following calendar year shall be payable on such May 31 of such immediately following calendar year out of funds legally available therefor, at the election of the Board of Directors, in cash.

(c) Cumulation. Any dividend on the Preferred Stock not paid on a dividend payment date specified in Section 1(b) shall cumulate, whether or not declared and whether or not funds were legally available therefor.

2. Preference on Liquidation.

(a) Liquidation Amount. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of Common Stock, the Original Issue Price for each share of Preferred Stock then held by them, plus all accrued and unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of record of the issued and outstanding Preferred Stock, the Corporation’s remaining assets available for distribution, if any, shall be distributed exclusively to the holders of record of the issued and outstanding Common Stock.

If upon the event of any such liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary (except for a “Liquidity Event”), the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Preferred Stock the full amounts to which they respectively shall be entitled pursuant to this Section 3(a), the holders of the Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares then held by them upon such distribution if all amounts on or with respect to such shares of Preferred Stock were paid in full.

(b) Merger or Sale of Assets. The merger or consolidation of the Corporation into or with another corporation, or the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this Section 2 unless such merger, consolidation or sale is a “Liquidity Event” as defined in Section 5(a) of this Article IV.

3. Redemption.

(a) Redemption at the Option of the Corporation. The Corporation, at its sole option and discretion, shall be entitled to redeem Preferred Stock from any holder of record of issued and outstanding Preferred Stock (“Preferred Stockholder”) at any time following the first to occur of (i) the date any Preferred Stockholder ceases to be an employee of the Corporation for any reason; and (ii) May 15, 2008 (“Final Redemption Date”). The redemption price (the “Preferred Stock Redemption Price”) shall be as follows:

(1) in the event a Preferred Stockholder is terminated at any time for cause, the Original Issue Price plus accrued and unpaid cumulative dividends; and

(2) on the occurrence of the Final Redemption Date, or in the event a Preferred Stockholder ceases to be employed by the Corporation (unless following termination for cause) or due to the death, disability or termination without “cause” of the Preferred Stockholder, the greater of (y) the redemption price which would be payable under subsection (1) above; or (z) an amount equal to the book value as of the most recent quarter end of the Common Stock into which the Preferred Stock would have been convertible if a Liquidity Event (as defined in Section 5(a)) had then occurred.

The term “cause” shall mean: (i) a failure by the Preferred Stockholder to substantially perform his duties as an officer of the Corporation, other than a failure resulting from the Preferred Stockholder’s complete or partial incapacity due to physical or mental illness or impairment (a “Disability”); (ii) an act by the Preferred Stockholder of dishonesty, fraud, misrepresentation, or other act(s) of moral turpitude, that would prevent the effective performance of his duties; (iii) an act by the Preferred Stockholder which constitutes gross misconduct and which is injurious to the Corporation; (iv) a breach by the Preferred Stockholder of a material provision of the Nonstatutory Stock Option dated May 15, 1998 issued to said Preferred Stockholder by the Corporation, which breach is not cured within thirty (30) days after notice from the Corporation; or (v) the Preferred Stockholder’s involvement in material and willful violation of a federal or state law or regulation applicable to the business of the Corporation.

(b) Partial Sale Redemption Right. In the event that Mr. Hiromitsu Ogawa sells all or part of his Common Stock in one or a series of related transactions (a “Partial Sale”), (i) each Preferred Stockholder will be entitled , at his option, to cause the Corporation to redeem his Preferred Stock; and (ii) the Corporation, at its option, may redeem said Preferred Stockholder’s Preferred Stock. To exercise the Preferred Stockholder’s redemption option, Preferred Stockholder must provide the Corporation with written notice within fifteen (15) days after said Partial Sale. To exercise the Corporation’s redemption option, the Corporation shall provide the Preferred Stockholder with written notice within fifteen (15) days after said Partial Sale in the manner set forth in Section 3(d) of this Article IV. The redemption price of the Preferred Stock under this Section 3(b) shall be determined by the Chairman, and shall be based on the fair market value of the Common Stock sold by Mr. Ogawa at the Partial Sale.

(c) Look-Back. In the event that (i) a holder of Preferred Stock ceases to be an employee of the Corporation as a result of death, disability or termination without cause (the

“Termination”); (ii) the Corporation redeems said holder’s Preferred Stock pursuant to this Article IV, Section 3; and (iii) within the next twelve (12) months following the Termination a Liquidity Event shall occur, then such holder of Preferred Stock, or his or her heirs or estate, shall receive, and the Corporation shall pay, the excess, if any, of (y) the value of the Common Stock that the holder of Preferred Stock would have been entitled to receive as of the date of the Liquidity Event had the Termination not occurred; over (z) the value received by such holder for the redeemed Preferred Stock.

(d) Notice of Redemption. Notice of any redemption pursuant to Section 3(a) or 3(b) of this Article IV shall be given by certified or registered mail, postage prepaid, to the holders of record of the Preferred Stock to be redeemed at least 15 but not more than 30 days prior to the proposed date for redemption, such notice to be addressed to each such Preferred Stockholder at the address of such holder given to the Corporation for the purposes of notice, or if no such address appears or is given, the place where the principal office of the Corporation is located. Such notice shall state the date fixed for redemption, the number of shares to be redeemed and the redemption price per share and shall call upon such holder to surrender to the Corporation on said date at the place designated in the notice such holder’s certificate or certificates representing the shares to be redeemed. On or after the dated fixed for redemption and stated in such notice, each holder of shares of Preferred Stock notified of the redemption shall surrender the certificate(s) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If less than all the shares represented by any such surrendered certificate(s) are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, as to any certificates evidencing and Preferred Stock so called for redemption and not surrendered, all rights of the holders of such shares so called for redemption and not surrendered shall cease with respect to such shares, except only the right of the holders to receive the redemption prices without interest upon surrender of their certificates.

(e) Restrictions on Redemption. No Preferred Stock shall be redeemed pursuant to this Section 3 or otherwise at any time (i) when such redemption is prohibited by the DGCL, or (ii) that the terms of any contract or agreement of the Corporation relating to indebtedness for borrowed money or the issuance of debt securities (whether entered into before, simultaneously with or after the issuance of Preferred Stock) specifically prohibit such redemption or provide that such redemption would constitute a breach thereof or a default thereunder.

(f) Redeemed Preferred Stock. Upon any redemption of Preferred Stock hereunder, the Corporation shall retire all shares of Preferred Stock so redeemed.

4. Voting.

The holders of the Preferred Stock shall not be entitled to vote for matters submitted to a vote of stockholders except to the extent required by the DGCL. However, the Corporation must obtain the prior written consent of a majority of the holders of Preferred Stock prior to approving any of the following actions: (a) a change in the rights or privileges of the Preferred Stock; and (b) the authorization by the Corporation of any class of stock ranking senior to or equal with the Preferred Stock as to dividends, redemptions or liquidation preference. The holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote on each matter properly submitted to the stockholders of the Corporation for their vote, and the holders of the Common Stock shall vote together as a single class.

5. Conversion Rights.

(a) Conversion of Preferred Stock. The entirety of the issued and outstanding Preferred Stock will be converted into an equal number of shares of the Corporation’s Common Stock (the “Conversion Ratio”) immediately prior to the occurrence of (1) an underwritten initial public offering of the Corporation’s Common Stock; or (2) a sale of the Common Stock or assets of the Corporation (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or a series of related transactions to a person or persons other than Mr. Hiromitsu Ogawa or any of his affiliates, pursuant to which such acquiring person or persons (together with their affiliates) acquires (i) securities representing a majority of the voting power of all securities of the Corporation then outstanding (assuming the conversion, exchange or exercise of all securities other than Preferred Stock at such time convertible, exchangeable or exercisable for or into voting securities), or (ii) all or substantially all of the Corporation’s assets on a consolidated basis (a “Liquidity Event”).

(b) Procedure for Conversion. Any exercise of the conversion right specified in Section 5(a) shall be made by written notice of a Liquidity Event given by the Corporation to the holder of the Preferred Stock being converted. The holder of Preferred Stock shall, upon receipt of said notice, forward the certificates representing the shares of Preferred Stock being converted duly endorsed in blank or accompanied by forms appropriate for transfer. Upon conversion, no fractional shares shall be issued and in lieu therefor the Corporation shall pay in cash the fair market value of such fraction as determined by the Board of Directors. Such conversion shall be deemed (without any other action on the part of the holder(s), the Corporation or any other party being necessary therefor) to have been made immediately prior to the close of business on the date of the Liquidity Event (such time being herein called the “Conversion Date”), and the record holders of Preferred Stock immediately prior to the Conversion Date (or, if so specified in the notice of conversion, the other person specified therein to be the holder of the Common Stock issuable on such conversion) shall thereupon be treated for all purposes as the record holder or holders of the shares of Common Stock issuable upon such conversion. The Corporation shall, as soon as practicable following any such conversion, issue and deliver at such office to such converting holder or to its nominee or nominees a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

(c) Adjustment of Conversion Ratio. In the event of any stock split or reverse stock split affecting the outstanding Common Stock, or in the event of a dividend on or distribution in respect of, the outstanding Common Stock payable in shares of Common Stock, the Conversion Ratio shall, automatically upon the effectiveness thereof, be adjusted proportionately.

(d) Notice of Record Date. If, at any time when the Preferred Stock is convertible under this Section 5, a Liquidity Event shall occur, or there is any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least 10 days prior to the effective date of the transaction, a notice specifying (i) the date on which any such transaction is expected to become effective, and (ii) the time, if any, that is to be fixed, as to when holders of record of Common Stock or Preferred Stock (or other securities) shall be entitled to exchange their shares of Common Stock or Preferred Stock (or other securities or other property deliverable upon the consummation of such transaction).

(e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, such number of its shares of authorized but unissued Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

ARTICLE V

BOARD OF DIRECTORS

Section 1. Number of Directors. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution of the Board of Directors.

Section 2. Classes. The directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock as set forth in this Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Class I shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2008, Class II shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2009, and Class III shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2010. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any series of Preferred Stock as set forth in this Certificate of Incorporation, the number of directors in each class shall be apportioned as nearly equal as possible.

Section 3. Written Ballot. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

Section 4. Removal. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, any director or the entire Board of Directors may be removed from office only for cause by the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote at an election of directors.

Section 5. Vacancies. Except as otherwise provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock or unless the Board of Directors determines by resolution that any vacancy or newly created directorship shall be filled by the stockholders, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until such director’s successor shall be elected and qualified and until the next election of the class for which such director shall have been chosen. No decrease in the number of directors shall shorten the term of any incumbent director.

ARTICLE VI

AMENDING THE BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation at any regular or special meeting of the Board of Directors or by written consent, subject to the power of the stockholders of the Corporation to adopt, amend or repeal any Bylaws. The foregoing notwithstanding, the stockholders of the Corporation shall have no power to adopt, amend or repeal any Bylaws unless such adoption, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article VI as a single class.

ARTICLE VII

AMENDING THE CERTIFICATE OF INCORPORATION

Subject to the provisions of Article X hereof, the Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE VIII

DIRECTOR LIABILITY; INDEMNIFICATION AND INSURANCE

Section 1. Elimination of Certain Liability of Directors. The personal liability of the directors of the Corporation shall be eliminated to the fullest extent permitted by law. No amendment, modification or repeal of this Article, adoption of any provision in this Certificate of Incorporation, or change in the law or interpretation of the law shall adversely affect any right or protection of a director or officer of the Corporation under this Article VIII with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal, adoption or change.

Section 2. Indemnification and Insurance. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. Any amendment, repeal or modification of the foregoing provisions of this Section shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

ARTICLE IX

STOCKHOLDER MEETINGS

Section 1. Written Action. Any action required or permitted to be taken by stockholders may be effected at a duly called annual or special meeting of stockholders or by a written consent or consents by stockholders in lieu of such a meeting.

Section 2. Special Meetings. Except as otherwise required by law or provided by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by (a) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or (b) the Chairman of the Board of Directors, and any power of stockholders to call a special meeting is specifically denied.

Section 3. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE X

SUPERMAJORITY AMENDMENT

Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws (and notwithstanding that a lesser percentage may be specified by law), the provisions of Article

V, Article VI, Article VIII, Article IX and this Article X hereof may not be altered, amended or repealed unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article X as a single class.

* * * *

The undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned.

Executed on this 30th day of January, 2007.

By:	/s/ Ranvir S. Sandhu
Ranvir S. Sandhu, Sole Incorporator

EXHIBIT B

HOLDERS OF THE COMPANY’S COMMON AND PREFERRED STOCK

Stockholder	Number of Shares
Hiromitsu Ogawa (including the Ogawa Family Trust and Ogawa Family Limited Partnership)	25,200 shares of Common Stock (prior to giving effect to the sale to DBJ)
Masaaki Nishibori	1,326 Shares of Series A Preferred Stock
Fred Bauthier	400 Shares of Series A Preferred Stock

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

VOTING AGREEMENT

EXHIBIT E

CAI INTERNATIONAL, INC.

CORPORATE SECRETARY’S CLOSING CERTIFICATE

Reference is made to that certain Stock Purchase Agreement (the “Agreement”) dated as of February 16, 2007 by and among CAI International, Inc, a corporation organized under the laws of the State of Delaware (the “Company”), Hiromitsu Ogawa and DBJ Value Up Fund. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. This Certificate is being delivered pursuant to Section 5.5 of the Agreement.

I, Victor Garcia, do hereby certify that I am the Secretary of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and do hereby further certify that:

1.	Attached hereto as Exhibit A is a true and complete copy of the resolutions duly adopted by the directors and sole stockholder of the Company on February 16, 2007 authorizing the transactions contemplated by the Agreement.

2.	Attached hereto as Exhibit B is a true and complete copy of the Certificate of Incorporation of the Company, (the “Certificate”), as amended to date.

3.	Attached hereto as Exhibit C is a true and complete copy of the Bylaws of the Company, as amended to date.

4.	The resolutions referred to in paragraph 1 above were adopted in compliance with the Company’s Certificate of Incorporation and Bylaws and are in full force and effect as of the date hereof and have not been amended, modified or rescinded.

(The remainder of this page is left intentionally blank.)

IN WITNESS WHEREOF, the undersigned has executed this certificate as of February 16, 2007.

/s/ Victor Garcia
Secretary

(Secretary’s Certificate Signature Page)

EXHIBIT A

ACTION BY UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS

AND SOLE VOTING STOCKHOLDER OF

CAI INTERNATIONAL, INC.

February 16, 2007

In accordance with Sections 141(f) and 228(a) of the Delaware General Corporation Law, the undersigned members of the Board of Directors (the “Board”) of CAI International, Inc., a Delaware corporation (the “Company”), and the holder of all outstanding voting securities of the Company (the “Stockholder”), hereby take the following action and adopt the following resolutions, effective for all purposes as of the date set forth above:

1.	Approval of Stock Purchase Agreement

WHEREAS, the Board and the sole Stockholder have determined that the terms and conditions of the proposed Stock Purchase Agreement (the “Purchase Agreement”) for the sale of 4,028 shares of the Company’s Common Stock (the “Shares”), representing 14.9595% of the outstanding stock of the Company by Hiromitsu Ogawa (the “Seller”) to DBJ Value Up Fund (the “Purchaser”) is fair and reasonable to the Company and that it is in the best interests of the Company and its sole Stockholder to accept the terms proposed for the sale.

NOW, THEREFORE, BE IT RESOLVED, that the sale of the Shares on the terms and conditions as set forth in the Purchase Agreement, the Amended and Restated Registration Rights Agreement and Voting Agreement, all in the forms attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively, are hereby approved, adopted, ratified and confirmed, with such changes as may be approved by the officers of the Company, their signature on such documents to constitute conclusive evidence of such approval.

RESOLVED FURTHER, that the officers of the Company are hereby authorized, directed and empowered to execute, deliver and perform, the Purchase Agreement, the Amended and Restated Registration Rights Agreement, Voting Agreement and all documents to be executed and delivered in connection therewith, such documents to be in substantially the form presented to the Board and sole Stockholder with such changes that any such officer shall approve their signature thereof shall be deemed evidence of such approval.

2.	Omnibus Resolutions

RESOLVED, that the officers of the Company are hereby authorized and directed to execute all documents and take whatever action is deemed necessary or advisable to carry out and perform the obligations of the Company as set forth in these resolutions, and all prior actions taken by the officers in connection herewith are hereby confirmed, ratified and approved.

This Action by Unanimous Written Consent of the Board and Stockholder shall be filed with the minutes of the proceedings of the Company and shall be effective as of the date first written above.

Directors:

/s/ Hiromitsu Ogawa
Hiromitsu Ogawa

/s/ Masaaki Nishibori
Masaaki Nishibori

Stockholder:

/s/ Hiromitsu Ogawa
Hiromitsu Ogawa,
individually and on behalf of the Ogawa Family Trust, dated 7/06/98 and the Ogawa Family Limited Partnership

EXHIBIT A

STOCK PURCHASE AGREEMENT

EXHIBIT B

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

VOTING AGREEMENT

EXHIBIT B

CERTIFICATE OF INCORPORATION

EXHIBIT C

BYLAWS

OF

CAI INTERNATIONAL, INC.

Incorporated under the Laws of the State of Delaware

As of February 2, 2007

ARTICLE I

OFFICES

SECTION 1.1 Principal Delaware Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 1.2 Other Offices. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors from time to time may designate or the business of the Corporation may from time to time require.

ARTICLE II

STOCKHOLDERS

SECTION 2.1 Meetings of Stockholders.

(a) Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors. At the annual meeting stockholders shall elect directors and transact such other business as properly may be brought before the meeting.

(b) Special Meetings. Special meetings of the stockholders may be called only by the Chairman of the Board or the Board of Directors pursuant to a resolution approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”).

(c) Place of Meetings. Meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as the Board of Directors shall determine. The Board of Directors may, at its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).

(d) Notice of Meeting. Written notice, stating the place, day and hour of the meeting shall be delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the DGCL and has been consented to by the stockholder to whom notice is given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears in the Corporation’s records. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Article VIII of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto).

(e) Chairman of Stockholder’s Meeting. The Chairman of the Board, or in the Chairman’s absence, a Vice Chairman, or in the absence of any Vice Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the Executive Vice President, or in the absence of the Executive Vice President, a chairman chosen by a majority of the directors present, shall act as chairman of the meetings of the stockholders.

SECTION 2.2 Quorum of Stockholders; Adjournment; Required Vote.

(a) Quorum of Stockholders; Adjournment. Except as otherwise provided by law, by the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or by these Bylaws, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given, except that notice of the adjourned meeting shall be required if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) Required Vote. The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders, except as otherwise provided by express provision of law, the Certificate of Incorporation or these Bylaws requiring a larger or different vote, in which case such express provision shall govern and control the decision of such matter.

SECTION 2.3 Voting by Stockholders; Procedures for Election of Directors.

(a) Voting by Stockholders. Each stockholder of record entitled to vote at any meeting may do so in person or by proxy appointed by instrument in writing or in such other manner prescribed by the DGCL, subscribed by such stockholder or his or her duly authorized attorney in fact.

(b) Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast shall elect directors.

SECTION 2.4 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided , however , that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. The business to be transacted at any special meeting shall be limited to the purposes stated in the notice of such meetings. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 2.5 Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting.

SECTION 2.6 Stockholder Action by Written Consent. Any action required or permitted to be taken by stockholders may be effected at a duly called annual or special meeting of stockholders or by a written consent or consents by stockholders in lieu of such a meeting of stockholders.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Whole Board. The directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock as set forth in the Certificate of Incorporation, shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. Class I shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2008, Class II shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2009, and Class III shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2010. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In case of any increase or decrease, from time to time, in the number of directors, other than those who may be elected by the holders of any outstanding series of Preferred Stock as set forth in the Certificate of Incorporation, the number of directors in each class shall be apportioned as nearly equal as possible.

SECTION 3.3 Regular Meetings. A regular meeting of the Board of Directors may be held without other notice than this Bylaw immediately after, and at the same place as, the Annual Meeting of Stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.4 Special Meetings. Special meetings of the Board of Directors may be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Notice of any special meeting shall be given to each director and shall state the time and place for the special meeting.

SECTION 3.5 Notice. If notice of a Board of Directors’ meeting is required to be given, notice of shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, electronic transmission (including, without limitation, via facsimile transmission or electronic mail), or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, no later than the third business day preceding the date of such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Article IX of these Bylaws. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article VIII of these Bylaws.

SECTION 3.6 Quorum. Subject to Section 3.10 of these Bylaws, a number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.7 Use of Communications Equipment. Directors may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.8 Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

SECTION 3.9 Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

SECTION 3.10 Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

SECTION 3.11 Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate one or more committees, each of which shall consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any committee shall, to the extent provided in a resolution of the Board of Directors and subject to the limitations contained in the DGCL, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep such records and report to the Board of Directors in such manner as the Board of Directors may from time to time determine. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the Board of Directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as provided in these Bylaws for the Board of Directors.

The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors; provided, however, that any committee member who ceases to be a member of the Board of Directors shall automatically cease to be a committee member.

Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

ARTICLE IV

BOOKS AND RECORDS

The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation. Unless otherwise required by the laws of Delaware, the books and records of the Corporation may be kept at the principal office of the Corporation, or at any other place or places inside or outside the State of Delaware, as the Board of Directors from time to time may designate.

ARTICLE V

OFFICERS

SECTION 5.1 Officers; Election or Appointment. The Board of Directors shall take such action as may be necessary from time to time to ensure that the Corporation has such officers as are necessary, under Section 6.1 of these Bylaws and the DGCL as currently in effect or as the same may hereafter be amended, to enable it to sign stock certificates. In addition, the Board of Directors at any time and from time to time may elect (a) one or more Chairmen of the Board and/or one or more Vice Chairmen of the Board from among its members, (b) one or more Chief Executive Officers, one or more Chief Financial Officers, one or more Presidents and/or one or more Chief Operating Officers, (c) one or more Vice Presidents or Executive Vice Presidents, one or more Treasurers and/or one or more Secretaries and/or (d) one or more other officers, in each case if and to the extent the Board of Directors deems desirable. The Board of Directors may give any officer such further designations or alternate titles as it considers desirable. In addition, the Board of Directors at any time and from time to time may authorize the Chairman of the Board or the Chief Executive Officer of the Corporation to appoint one or more officers of the kind described in clauses (c) and (d) above. Any number of offices may be held by the same person and directors may hold any office unless the Certificate of Incorporation or these Bylaws otherwise provide.

SECTION 5.2 Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing or authorizing the appointment of any officer, each officer shall hold office until his or her successor is elected or appointed and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to such person or persons as the Board of Directors may designate. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. The Chairman of the Board or the Chief Executive Officer authorized by the Board of Directors to appoint a person to hold an office of the Corporation may also remove such person from such office with or without cause at any time, unless otherwise provided in the resolution of the Board providing such authorization. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting or by the Chairman of the Board or the Chief Executive Officer authorized by the Board of Directors to appoint a person to hold such office.

SECTION 5.3 Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors and as are necessary to conduct customary management and operation of the Corporation. A Secretary or such other officer appointed to do so by the Board of Directors shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose.

SECTION 5.4 Authority to Sell or Otherwise Dispose of Assets. The authorized officers of the Corporation are authorized to sell or otherwise dispose of assets or other equipment, including, but not limited to, containers, in the ordinary course of business. Nothing contained herein shall be construed to permit the officers of the Corporation to sell all or substantially all of the Corporation’s assets without the prior approval of the Board of Directors or to take any other action that is not part of the Corporation’s ordinary course of business.

ARTICLE VI

STOCK CERTIFICATES

SECTION 6.1 Stock Certificates. The Board of Directors may authorize the issuance of stock either in certificated or in uncertificated form. If shares are issued in uncertificated form, each stockholder shall be entitled upon written request to a stock certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him and otherwise as specified in this Section 6.1. Each certificate for shares of stock shall be in such form as may be prescribed by the Board of Directors and shall be signed in the name of the Corporation by (a) the Chairman of the Board, the Chief Executive Officer or a Vice President, and (b) by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Each certificate will include any legends required by law or deemed necessary or advisable by the Board.

SECTION 6.2 Lost Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer of the Corporation may in its or his or her discretion require.

SECTION 6.3 Transfers of Stock. The shares of the stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in a person or by his or her attorney upon surrender for cancellation of a certificate or certificates for at least the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity and authenticity of the signature as the Corporation or its agents may reasonably require.

ARTICLE VII

DEPOSITARIES AND CHECKS

Depositaries of the funds of the Corporation shall be designated by the Board of Directors; and all checks on such funds shall be signed by such officers or other employees of the Corporation as the Board of Directors from time to time may designate.

ARTICLE VIII

WAIVER OF NOTICE

Any notice of a meeting required to be given by law, by the Certificate of Incorporation, or by these Bylaws may be waived by the person entitled thereto, either before or after the time of such meeting stated in such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

ARTICLE IX

AMENDMENT

These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting; provided, however, that, in the case of any alteration, amendment or repeal by the Board of Directors, the affirmative vote of a majority of the Whole Board shall be required to alter, amend or repeal any provision of these Bylaws; and provided further, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, in the case of any alteration, amendment or repeal by the stockholders of any of the provisions of these Bylaws, the affirmative vote of the holders of not less than 66 2/3% of the voting power of all of the then-outstanding shares of Voting Stock, considered for purposes of this Article IX as a single class, shall be required to alter, amend or repeal any such provision.

ARTICLE X

INDEMNIFICATION AND INSURANCE

SECTION 10.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 10.4 of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

SECTION 10.2 Advancement of Expenses. The right to indemnification conferred in this Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after receipt by the Corporation of a written statement or statements from the claimant requesting such advance or advances; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article X or otherwise.

SECTION 10.3 Obtaining Indemnification. To obtain indemnification under this Article X, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 10.3, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a Change in Control (as defined below), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within thirty (30) days after such determination. If a claimant is successful, in whole or in part, in any suit brought against the Corporation to recover the unpaid amount of any written claim to indemnification, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

SECTION 10.4 Right of Claimant to Bring Suit. If a claim under Section 10.1 of this Article X is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to Section 10.3 of this Article X has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 10.5 Corporation’s Obligation to Indemnify. If a determination shall have been made pursuant to Section 10.3 of this Article X that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 10.4 of this Article X.

SECTION 10.6 Preclusion from Challenging Article X. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 10.4 of this Article X that the procedures and presumptions of this Article X are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article X.

For purposes of this Article X:

(a) “Change in Control” shall be deemed to occur only if a majority of the members of the Board of Directors shall not be (i) individuals elected as directors of the Corporation for whose election proxies shall have been solicited by the Board of Directors of the Corporation or (ii) individuals elected or appointed by the Board of Directors of the Corporation to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly created directorships.

(b) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(c) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article X.

SECTION 10.7 Non-exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or otherwise. No repeal or modification of this Article X shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

SECTION 10.8 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 10.9 of this Article X, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

SECTION 10.9 Other Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent or class of employees or agents of the Corporation (including the heirs, executors, administrators or estate of each such person) to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 10.10 Validity of Article X. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January and end on the thirty-first (31st) day of December of each year.

SECTION 11.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

* * * *

CERTIFICATE OF ADOPTION OF BYLAWS

OF

CAI INTERNATIONAL, INC.

The undersigned hereby certifies that the undersigned is the duly elected, qualified and acting Secretary of CAI International, Inc., a Delaware corporation (the “Corporation”), and that the foregoing Bylaws constitute the Bylaws of the Corporation as duly adopted by Action by Written Consent of this Corporation’s Sole Common Stockholder and Directors on February 2, 2007.

Executed as of February 2, 2007.

/s/ Masaaki Nishibori
Masaaki Nishibori
Secretary